Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into on the 13th day of January, 2015 (the “EXECUTION DATE”) and to be effective as of the 1st day of January, 2015 ( the “EFFECTIVE DATE”) by and between APOLLO ENERGY SERVICES, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044 (the “COMPANY”) and MARK A. COHN an individual with his principal residence at 2835 DuPont Avenue South #N420, Minneapolis, Minnesota 55408 (the “EMPLOYEE”). The COMPANY and EMPLOYEE are jointly referred to as PARTIES (“PARTIES”) and individually as a PARTY (“PARTY”).

A. The COMPANY wishes to provide for the employment of the EMPLOYEE; and

B. The EMPLOYEE wishes to receive compensation from the COMPANY for the EMPLOYEE’s services, and the COMPANY wants reasonable protection for its confidential business and technical information that has been acquired and is being developed by the COMPANY at substantial expense.

1.	Employment: Subject to all of the terms and conditions of this Agreement, the COMPANY agrees to employ the EMPLOYEE in the Retail Energy Division of the COMPANY and the EMPLOYEE accepts such employment. The Retail Energy Division shall include any and all retail electricity business engaged in and/or operated by COMPANY, including standard purchase and sale of electrical power, auctions and the like.

No Member and no Owner of any Membership Interest has any expectation or right to continuing employment based on his or her direct or indirect ownership of any Membership Interest, Governance Rights, or Financial Rights. The COMPANY shall have no obligation to employ or continue to employ any person, regardless of such person’s ownership in the COMPANY, whether direct or indirect,

2.	Duties.

(a) The EMPLOYEE will devote substantially all of his business hours to, and, during such time, make the best use of his energy, knowledge and training in advancing the COMPANY’s interests. The EMPLOYEE will diligently and conscientiously perform the duties of the EMPLOYEE’s position within the general guidelines to be determined by the COMPANY’s President. While the EMPLOYEE is employed by the COMPANY, the EMPLOYEE will keep the COMPANY informed of any other business activities or outside employment and will, at the COMPANY’s request, promptly stop any activity or employment that might conflict with the COMPANY’s interests or adversely affect the performance of the EMPLOYEE’s duties for the COMPANY.

1

(b) Notwithstanding the above, the EMPLOYEE shall be permitted, to the extent such activities do not substantially interfere with his performance of his duties and responsibilities to: (i) manage his personal, financial and legal affairs, (ii) serve on civic or charitable boards or committees, (iii) serve on boards of other companies of organization that do not compete with the COMPANY or its subsidiaries in any shape or form, and the EMPLOYEE shall be entitled to receive and retain all remuneration received by him from the items listed in clauses (i) through (iii) of this paragraph.

3.	Term. The term of this Agreement shall commence on the Effective Date first written above and continue through the 31st day of December 2015 for like and similar Annual Terms, thereafter (the “Term”) unless terminated in accordance with Section 5 below.

4.	Compensation.

(a) Salary. The COMPANY agrees to pay the EMPLOYEE an annual base salary of Two Hundred-Forty and No/100 Dollars ($240,000.00) per year (the “Base Salary”), in semi-monthly installments, and in arrears, in accordance with the standard payroll practices of the COMPANY. Within 30 days of the anniversary date of this Agreement and within 30 days of every anniversary thereafter, during the term of this Agreement, the Base Salary will be reviewed by the COMPANY considering both the EMPLOYEE’s performance and the performance of the COMPANY during the preceding calendar year. If the EMPLOYEE’s Base Salary is adjusted by the COMPANY, such adjusted Base Salary shall then constitute the Base Salary thereafter for all purposes under this Agreement.

(b) Benefits and Vacation. The EMPLOYEE will be entitled to participate in all benefit plans adopted by the COMPANY to the extent that the terms of such benefit plans permit the EMPLOYEE to participate. The EMPLOYEE will be entitled to Twenty (20) days per year of personal time off (“PTO”) and all legal holidays observed by the COMPANY, in each case, in accordance with the COMPANY’s policies as in effect from time-to-time. In the event EMPLOYEE does not use all PTO for a given fiscal year, up to five days of unused PTO may be carried over to the next fiscal year.

(c) Bonus Plan. The EMPLOYEE shall be eligible for a Discretionary Bonus.

(d) Expenses. The EMPLOYEE shall be reimbursed monthly by the COMPANY for reasonable expenses which are incurred and accounted for in accordance with the COMPANY’S practices (hereafter “Expenses”). The provisions of the previous sentence shall survive the termination of this Agreement.

2

5.	Termination. Subject to the respective continuing obligations of the COMPANY and the EMPLOYEE under Sections 6, 7, 8 and 9 below:

(a) Employment At-Will. Nothing in this Agreement is intended to establish any minimum period of the EMPLOYEE’s continuing employment and such employment continues to be on an “at-will” basis. The EMPLOYEE acknowledges that his employment with the COMPANY is terminable at-will at any time by either party.

(b) Termination by the Company.

(i) Termination without Cause. In the event of termination of this Agreement by the COMPANY other than termination for Cause as set forth in Section 5(b)(ii) below, EMPLOYEE shall be entitled to receive the following (collectively the “Accrued Rights”): (A) all accrued but unpaid amounts of Base Salary and Bonuses through the effective date of termination, (B) accrued PTO through the effective date of termination, (C) reimbursement of Expenses under Section 4(d) hereof with respect to the period prior to termination, and (D) all rights afforded to EMPLOYEE under the applicable benefit plans in place at the time of termination of employment, payable in accordance with the provisions of any such plans, which the EMPLOYEE shall receive at no additional cost to EMPLOYEE during the time period during which EMPLOYEE receives post-termination salary, and after the expiration of such time period, all rights under COBRA to purchase continuation of health insurance benefits for himself and his dependants for the maximum time period permitted by law.

(ii) Termination for Cause. The COMPANY may terminate this Agreement upon written notice to the EMPLOYEE for Cause (as defined herein). In the event that EMPLOYEE is terminated for Cause, EMPLOYEE shall not be entitled to any Accrued Rights, except as required by applicable law. For purposes of this Agreement “Cause” shall mean: (A) dishonesty, fraud, material and deliberate injury or attempted injury, in each case related to the COMPANY or its business, (B) any unlawful or criminal activity of a serious nature, (C) any willful breach of duty or habitual neglect of duty, or (D) any breach of Sections 6, 7, 8 or 9 of this Agreement.

(c) Termination by the Employee.

(i) Termination without Good Reason. In the event of termination of this Agreement by EMPLOYEE other than termination for Good Reason as set forth in Section 5(c) (ii) below, EMPLOYEE shall be entitled to receive all accrued but unpaid amounts of Base Salary and Bonuses through the effective date of termination and reimbursement of Expenses, but shall not otherwise be entitled to receive any Accrued Rights, except as required by applicable law.

3

(ii) Termination for Good Reason. The COMPANY may terminate this Agreement upon written notice to the EMPLOYEE for Good Reason (as defined herein). In the event that EMPLOYEE terminates this Agreement for Good Reason, EMPLOYEE shall be entitled to receive Accrued Rights as set forth in Section 5(b)(i) hereof. For purposes of this Agreement, “Good Reason” shall mean: (A) a failure by the COMPANY to pay EMPLOYEE Base Salary, Bonuses and/or benefits to which EMPLOYEE is entitled, or (B) a material change in EMPLOYEE’s titles, duties, responsibilities or the Bonus compensation structure, in each case without EMPLOYEE’s prior written consent.

(d) Termination for Death or Disability. This Agreement will terminate upon the EMPLOYEE’s death or “permanent disability.” For purposes of this Agreement the term “permanent disability” means the occurrence of an event which constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6.	Inventions.

(a) Definition. “Inventions”, as used in this Agreement, means any inventions, discoveries, software programs, code, improvements and ideas, whether or not in writing or reduced to practice and whether or not patentable or copyrightable, made, authored or conceived by the EMPLOYEE, whether by the EMPLOYEE’s individual efforts or in connection with the efforts of others, and that either: (i) relate in any way to the COMPANY’s business, products or processes, past, present, anticipated or under development, or (ii) result in any way from the EMPLOYEE’s employment by the COMPANY, or (iii) use the COMPANY’s equipment, supplies, facilities or trade secret information.

(b) Ownership of Inventions. The EMPLOYEE agrees that all Inventions made by the EMPLOYEE during the period of the EMPLOYEE’s employment with the COMPANY, whether made during the working hours of the COMPANY or on the EMPLOYEE’s own time, will be the sole and exclusive property of the COMPANY. The EMPLOYEE will, with respect to any Invention: (i) keep current, accurate, and complete records, which will belong to the COMPANY and be kept and stored on the COMPANY’s premises; (ii) promptly and fully disclose the existence and describe the nature of the Invention to the COMPANY in writing (and without request); (iii) assign (and the EMPLOYEE hereby assigns) to the COMPANY all of the EMPLOYEE’s right, title and interest in and to the Invention, any applications the EMPLOYEE makes for patents or copyrights in any country, and any patents or copyrights granted to the EMPLOYEE in any country; and (iv) acknowledge and deliver promptly to the COMPANY any written instruments, and perform any other acts necessary in the COMPANY’s opinion to preserve property rights in the Invention against forfeiture, abandonment or loss and to obtain and maintain letters patent and/or copyrights on the Invention and to vest the entire right and title to the Invention in the COMPANY. The EMPLOYEE agrees to perform promptly (without charge to the COMPANY but at the expense of the COMPANY) all acts as may be necessary in the COMPANY’s opinion to preserve all patents and/or copyrights granted upon the EMPLOYEE’s Inventions or to prevent forfeiture, abandonment or loss.

4

The requirements of this Section 6(b) do not apply to any Invention for which no equipment, supplies, facility or trade secret information of the COMPANY was used and which was developed entirely on the EMPLOYEE’s own time, and (i) which does not relate directly to the COMPANY’s business or to the COMPANY’s actual or demonstrably anticipated research or development, or (ii) which does not result from any work the EMPLOYEE performed for the COMPANY. The EMPLOYEE represents that, except as disclosed below, as of the date of this Agreement, the EMPLOYEE has no rights under and will make no claims against the COMPANY with respect to, any inventions, discoveries, improvements, ideas or works of authorship which would be Inventions if made, conceived, authored or acquired by the EMPLOYEE during the term of this Agreement.

(c) Works Made for Hire. To the extent that any Invention qualifies as “work made for hire” as defined in 17 U.S.C. § 101 (1976), as amended, such Invention will constitute “work made for hire” and, as such, will be the exclusive property of the COMPANY.

(e) Other Works. If any Invention does not qualify as “work made for hire” as defined in 17 U.S.C. § 101 (1976), as amended, EMPLOYEE agrees to assign the patent right, copyright, and all other protectable interest rights in the Invention to the COMPANY.

(f) Presumption. In the event of any dispute, arbitration or litigation concerning whether any Invention made or conceived by the EMPLOYEE is the property of the COMPANY, such Invention will be presumed the property of the COMPANY and the EMPLOYEE will bear the burden of establishing otherwise, and if it is established otherwise, the COMPANY will reimburse EMPLOYEE for the cost of arbitration or litigation involved in such determination.

(g) Survival. The obligations of this Section 6 shall survive the termination of this Agreement.

7.	Confidential Information.

(a) Prohibition on Use of Confidential Information. The EMPLOYEE agrees not to, directly or indirectly, disclose or use at any time, either during or subsequent to his employment by the COMPANY and any of its subsidiaries or affiliates (which obligation will survive indefinitely), any code, software, technology, trade secrets, know-how, or other information, knowledge, or data possessed, used or licensed by the COMPANY or to which the EMPLOYEE gains access in connection with his employment and which the COMPANY deems confidential, proprietary or protected under grant of license or which the EMPLOYEE has reason to believe is confidential, proprietary or protected under grant of license, except as such disclosure or use may be required in connection with his work for the COMPANY or unless the EMPLOYEE first secures the written consent of the COMPANY. Upon termination of his employment and upon the COMPANY’s written request the EMPLOYEE will promptly return to the COMPANY all originals and all copies of all property and assets of the COMPANY created or obtained by the EMPLOYEE as a result of or in the course of or in connection with his employment with the COMPANY which are in the EMPLOYEE’s possession or control, whether confidential or not, including, but not limited to, computer files, software programs, computer equipment, correspondence, notes, memoranda, notebooks, drawings, customer lists, or other documents delivered to the EMPLOYEE concerning any idea, product, apparatus, invention or process manufactured, used, developed, investigated, or marketed by the COMPANY during the period of his employment.

5

(b) Third-Party Information. The EMPLOYEE understands and acknowledges that the COMPANY has a policy prohibiting the receipt by the COMPANY of any confidential information in breach of the EMPLOYEE’s obligations to third parties and does not desire to receive any confidential information under such circumstances. Accordingly, the EMPLOYEE will not disclose to the COMPANY or use in the performance of any duties for the COMPANY any confidential information in breach of an obligation to any third party. The EMPLOYEE represents that he has provided the COMPANY with a copy of any agreement which the EMPLOYEE is bound that restrict the EMPLOYEE’s use of any third party’s confidential information and all such agreements are set forth on Exhibit “A” which is incorporated herein.

(c) Survival. The obligations of this Section 7 shall survive the termination of this Agreement.

8.	TWIN CITIES POWER CODE OF CONDUCT AND COMPLIANCE PROGRAM AND RISK POLICY. The EMPLOYEE agrees to be bound by and comply with the TWIN CITIES POWER Companies’ Code of Conduct and Compliance Program and Risk Policy, as it may be amended from time to time. The EMPLOYEE acknowledges and agrees that it is his responsibility to know the terms of the program as in force from time to time and where the EMPLOYEE has any doubts to check with the Companies’ Compliance Officer and to conduct his duties in conformity with the Officers’ directives. The Obligations of this Section 8 shall survive the termination of this Agreement

9.	NON- COMPETE. The EMPLOYEE agrees and covenants that for a period of eighteen (18) months following termination of EMPLOYEE’S employment with the COMPANY, whether such termination is voluntary or involuntary or with or without cause, the EMPLOYEE will not directly or indirectly engage in any competing retail business within the areas or markets where the Company is authorized and is doing business (the “BUSINESS”) in any capacity, including, but not limited to, (i) while engaged in a business as an owner, partner or agent,(ii) as an EMPLOYEE OR Independent Contractor of any third party that is engaged in such business, or (iii) become interested directly or indirectly in any such business. The obligations of this Section 9 shall survive the termination of this Agreement.

6

10.	Miscellaneous.

(a) Conflicts of Interest. The EMPLOYEE agrees that he will not, directly or indirectly, transact business with the COMPANY personally, or as an agent, owner, partner or shareholder of any other entity; provided, however, that any such transaction may be entered into if approved by the Board of the COMPANY.

(b) No Adequate Remedy. The EMPLOYEE understands that if the EMPLOYEE fails to fulfill the EMPLOYEE’s obligations under Section 6, 7, 8 and 9 of this Agreement, the damages to the COMPANY would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the COMPANY at law, in equity or by statute, the EMPLOYEE hereby consents to the specific enforcement of Sections 6, 7, and 8 of this Agreement by the COMPANY through an injunction or restraining order issued by an appropriate court.

(c) Successors and Assigns. This Agreement is binding on and inures to the benefit of the COMPANY’s successors and assigns, (all of which are included in the term the “COMPANY” as it is used in this Agreement); provided, however, that the COMPANY may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.

(d) Modification. This Agreement may be modified or amended only by a written statement signed by both the COMPANY and the EMPLOYEE.

(e) Governing Law. The laws of the State of Minnesota will govern the validity, construction and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and both the COMPANY and the EMPLOYEE hereby consent to the exclusive jurisdiction of that court for this purpose.

(f) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(g) Waivers. No failure or delay by either the COMPANY or the EMPLOYEE in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the COMPANY or the EMPLOYEE of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(h) Captions. The headings in this Agreement are for convenience only and do not affect this Agreement’s interpretation.

7

(i) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the PARTIES concerning the matters in this Agreement, including, without limitation, any policy or personnel manuals of the COMPANY. The exhibits referred to in this Agreement are incorporated in and constitute a part of this Agreement.

(j) Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be hand delivered or sent by registered or certified first class mail, postage prepaid, and will be effective upon delivery if hand delivered, or three (3) days after mailing if mailed to the address stated as follows:

To the COMPANY:	APOLLO ENERGY SERVICES, L.L.C.
16233 Kenyon Avenue, Suite 210
Lakeville, Minnesota 55044

Attn: TIMOTHY S. KRIEGER, CEO

To the EMPLOYEE:	MARK A. COHN
2835 DuPont Avenue South, N420
Minneapolis, Minnesota 55408

These addresses may be changed at anytime by like notice.

(k) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, The COMPANY and the EMPLOYEE have duly executed this Agreement to be effective as of the day and year set forth in the first paragraph to this Agreement..

APOLLO ENERGY SERVICES, L.L.C.	EMPLOYEE:

/s/ Timothy S. Krieger	/s/ Mark A. Cohn
By: TIMOTHY S. KRIEGER	By: MARK A. COHN
Its: President/CEO

8

EXHIBIT “A”

TO

EMPLOYMENT AGREEMENT

Third Party Information

None

COMPANY:

/s/ Timothy S. Krieger
TIMOTHY S. KRIEGER

EMPLOYEE:

/s/ Mark A. Cohn
MARK A. COHN

9